EXHIBIT 32.2

CERTIFICATIONS OF THE CHIEF FINANCIAL OFFICER
UNDER SECTION 906 OF THE SARBANES-OXLEY ACT

            In connection with the Quarterly Report of AeroGrow International, Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2014 (the “Report”), as filed with the Securities and Exchange Commission, I, Grey H. Gibbs, Vice President Accounting of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by this Report.

Date: February 17, 2015	By:	/s/Grey H. Gibbs
Grey H. Gibbs
Vice President Finance and Accounting (Principal Accounting Officer)